EXHIBIT 10.4

Western Business Park
Office/Warehouse Lease Agreement

THIS LEASE AGREEMENT is made and entered into this the 22 nd  day of December, 2006 , between WILD PONY HOLDINGS, L.P. ("Landlord") and Amarillo Biosciences, Inc. ("Tenant") (Tax I.D. No. or Social Security No. 75-1974352).

DEFINITIONS AND BASIC PROVISIONS

1.
"Leased Floor Space" or "Premises": Approximately 3,675 rentable square feet of floor space located at   4134-4136 Business Park Drive in Amarillo, Randall County, Texas, 79110, in the Western Business Park (the "Business Park"), such Business Park being on the real property described in Exhibit "A" attached hereto and made a part hereof for all purposes. The Premises are outlined in red on Exhibit "B" attached hereto and made a part hereof for all purposes.

2.	"Lease Term": A period of Two (2) years, anticipated to commence on January 1, 2007 (the "Commencement Date"), and to expire on December 31, 2008 (the "Expiration Date").

3.
"Basic Rent": $ 1,850.00 per month for the initial Lease Term, payable monthly in advance, due to be actually received at the place for payment on the first (1ST) day of each calendar month during the Term. The total Basic Rent due under the Lease shall be Forty-four thousand four hundred dollars and 00/100 ($ 44,400.00 ).

INI
Initial monthly payment for taxes:	$	N/A.
Initial monthly payment for insurance:	$	N/A.

All monthly charges for taxes and insurance are subject to annual adjustment as provided for in this Lease, and are subject to being reset annually as provided in the Lease.

4.	"Security Deposit": $ 1,850.00 of which $1,000.00 is transferred from a previous lease dated October 27, 2005. The Security Deposit and first month’s rent are due on execution hereof.

5.	Tenant's Use: Tenant will use the Premises for Office and Warehouse Space and for no other purpose without Landlord's prior written consent.

6.
All Rent due under this Lease shall be payable at Landlord’s address for these purposes as follows: Wild Pony Holdings, L.P., 82 Armstrong Drive, Mustang, Oklahoma 73064. MAKE CHECKS PAYABLE TO: WILD PONY HOLDINGS, L.P. Tenant’s address for purposes of this Lease is:

4134 Business Park Drive  806-376-1741
Amarillo, Texas 79110

8	The attached pages constitute a part of this Lease. ADDITIONALLY, THIS LEASE EXPRESSLY INCORPORATES THE FOLLOWING EXHIBITS WHICH ARE ATTACHED HERETO: (check those applicable)

   X        Exhibit “A”  Legal Description of Business Park
   X        Exhibit “B”  Site Plan showing Premises
   X        Exhibit “C”  Rules and Regulations
        Exhibit “D”@  Supplemental Agreement No.1
        Exhibit “E”  Supplemental Agreement No. 2
        Exhibit “F”  Work Letter Agreement
       X            Exhibit “G”  Guaranty
   X   Exhibit “H”  Signage

LANDLORD:       TENANT:

WILD PONY HOLDINGS, L. P.    AMARILLO BIOSCIENCES, INC.

By:		By:	/s/ Joseph M. Cummins
	Richard P. Shepheard, V.P.		Joseph M. Cummins, DVM, PhD
	Metropolitan Management Co., Inc.		President & CEO
General Partner

ARTICLE I  PROPORTIONATE SHARE

1.1

ARTICLE II  TERMS

2.1

2.2
Acceptance of Premises. By occupying the Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same comply fully with Landlord’s covenants and obligations hereunder. Unless one or more exhibits are attached delineating work to be performed by Landlord prior to the Commencement Date, Tenant hereby accepts the Premises “AS IS” as now being suitable for Tenant’s purposes. If one or more exhibits are attached delineating work to be performed by Landlord prior to the Commencement Date, Tenant hereby accepts the Premises as to be so constructed or modified as suitable for Tenant’s purposes. Landlord shall have no duty whatsoever to perform any work on or about the Premises except as expressly set out in this Lease or in the exhibits attached hereto either prior to the Commencement Date or during the term of the Lease, and Tenant shall be obligated to perform all other needed work prior to or during the term of the Lease on or about the Premises, latent or otherwise, except as otherwise expressly set out herein.

2.3
Holdover. If Tenant holds over and continues in possession of the Premises after Expiration Date of this Lease or any extension of that term agreed to in writing by Landlord, Tenant will be deemed to be occupying the Premises on the basis of a month-to-month tenancy, subject to all of the terms and conditions of this Lease, except that the Basic Rent and Additional Rent (as defined below) shall be equal to double the amount of the last Basic Rent and Additional Rent due under this Lease.

ARTICLE III  RENT

3.1
“Basic Rent.” Tenant agrees to pay to Landlord Basic Rent in equal monthly payments in advance actually received by the Landlord on or before the first (1st) day of each calendar month during the Term. All amounts payable by Tenant under this Lease shall constitute Basic Rent or Additional Rent (together, the “Rent”). Rent for any period less than one (1) month shall be apportioned based on the number of days in that month. In the event Tenant does not pay all Rent due herein by the fifth (5th) day of each month (grace period), Landlord shall charge Tenant a late charge equal to ten percent (10%) of the Rent otherwise due to cover Landlord’s additional costs for handling delinquent payments.

3.2	“Additional Rent” is defined as all sums of money, other than Basic Rent, which become due under this Lease.

3.3

3.4

3.5

3.6

3.7
Proration on Termination. If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of the Lease year, the amount of increase (if any) in Rent payable by Tenant applicable to the Lease year in which such termination shall occur, shall be prorated in the ratio that the number of days from the commencement of such Lease year to and including such termination date bears to 365.

ARTICLE IV  USE OF PREMISES

4.1
Tenant will use the Premises for the permitted use set forth on Page 1 of this Lease and no other purposes, unless Landlord shall give Tenant prior written consent for a different use. Tenant acknowledges that such restriction on Tenant’s use is a material inducement to Landlord in entering into this Lease.

4.2
Permits, Licenses. Tenant shall, at Tenant’s own expense, procure each and every permit, license, certificate or other authorization and any renewals, extensions, or continuances of the same required in connection with the Building or improvements or Premises or required in connection with Tenant’s lawful and proper use, occupancy of, and operation in the Premises.

4.3
Insurance Hazards. Tenant shall not use, or permit the use of, the Premises in any manner that will cause a cancellation of, or an increase in, the existing rates for liability, or other insurance policies insuring the Premises or any improvements on the Premises, or insuring Landlord for any liability in connection with ownership of the Premises. Tenant shall pay all increased insurance premiums attributable to a vacant building if Tenant vacates the Premises.

4.4
Waste, Nuisance, or Illegal Uses. Tenant shall not use, or permit the use of, the Premises in any manner that would (i) impair its value, (ii) result in injury to or waste of the Premises, Building, or Business Park, or (iii) constitute a nuisance; nor shall Tenant use, or permit the use of, the Premises for any illegal or immoral purpose which could cause a forfeiture.

4.5
Hazardous Materials. Tenant covenants that it has not, and agrees that Tenant shall not, receive, store, dispose or release any Hazardous Materials (as defined below in Paragraph 7.3) on or in the Premises or Business Park, transport any Hazardous Materials to or from the Premises or Business Park or permit the existence of any Hazardous Materials Contamination (as defined below in Paragraph 7.3) in or on the Premises or Business Park. If Tenant acquires knowledge of the presence of any Hazardous Materials or Hazardous Materials Contamination on, under or in the Premises or Business Park or of the transportation of any Hazardous Materials to or from the Premises or Business Park, Tenant shall give written notice to the Landlord immediately with a full description thereof. Tenant agrees to comply with any and all Governmental Requirements (as defined below in Paragraph 7.3) requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination caused or aggravated directly or indirectly by the Tenant, its owners, directors, officers, licensees, invitees and assignees, all at Tenant’s sole cost and expense, and provide Landlord with satisfactory evidence of such compliance. If the Tenant causes or aggravates (directly or indirectly) or knowingly or negligently permits the receipt, storage, disposal or release of any Hazardous Materials or Hazardous Materials Contamination on, under, over or in the Premises or Business Park (except where directly and solely caused by Landlord), Tenant shall promptly remove, treat and dispose of such Hazardous Materials or Hazardous Materials Contamination and clean up the affected property and provide the Landlord with evidence satisfactory to Landlord or such removal, treatment, disposal and/or clean up. On termination or expiration of the Lease, Tenant will remove, in compliance with laws, all Hazardous Materials.

4.6
Use of Common Area. Certain driveways, parking lots, courtyards, walkways, and other common areas of the Building or Business Park (if any) are for the joint use of Tenant, Landlord, and the other tenants of the Building and/or Business Park. Tenant and Tenant’s officers, employees, agents, and invitees will use such common areas in a reasonable, orderly, and sanitary manner in cooperation with all other tenants and their officers, employees, agents, and invitees.

4.7
Consideration for Others. Tenant will conduct itself, and will cause Tenant’s officers, contractors, employees, agents, and invitees to conduct themselves, with full regard for the rights, convenience, and welfare of all other tenants in the Business Park and Landlord.

4.8
Rules and Regulations. Tenant and Tenant’s officers, contractors, employees, agents, and invitees will comply fully with all of the rules and regulations of the Business Park. These rules and regulations are attached to this Lease as Exhibit “C”, and are made a part of this Lease as though fully set out in this Lease. Landlord shall at all times have the right to make reasonable changes, additions, or deletions to these rules and regulations for the purpose of ensuring or enhancing the safety, care, cleanliness, maintenance, or preservation of the Building and/or Business Park, its related facilities, and the Premises, as well as for the purpose of preserving good order in and on the Building and/or Business Park, its related facilities, and the Premises. Tenant and Tenant’s officers, employees, agents, and invitees will be bound by any such changes, additions, or deletions to the rules and regulations upon receipt by Tenant of written notice from Landlord setting forth the change, addition, or deletion. Tenant shall be responsible for the compliance of Tenant’s officers, employees, agents, and invitees with all such rules and regulations.

4.9
Compliance with Applicable Laws. Tenant shall comply with and observe all statutes, ordinances, regulations, orders and/or decrees of the federal, state and city governments, or any departments, bureaus or agencies thereof (the “Applicable Laws”) or of any Insurance Inspection or Rating Bureau in any way affecting the occupancy, access, use and maintenance of Premises, whether now in force or as may be hereafter promulgated. Tenant shall continuously comply with the provisions of the Occupational Safety and Health Act of 1970 and the Americans with Disabilities Act as the same may be amended or implemented from time to time. Expenses related to compliance of the Premises with Applicable Laws and insurance requirements shall be borne exclusively by Tenant.

4.10
Security. Tenant shall provide such security for the Premises and Tenant, Tenant’s officers, contractors, employees, agents, and invitees as shall be reasonable and prudent, to the extent not provided by public authorities.

ARTICLE V  OBLIGATIONS OF LANDLORD

5.1	Landlord shall:

(a)
maintain and keep in good repair the Building, the property on which it is situated, the foundation, roof, structure and load-bearing supports, exterior walls, exterior plumbing, exterior electrical and lighting, parking facilities, sidewalks and curbs, except for damage caused by Tenant’s neglect or misuse, in which case repair expenses shall be borne by Tenant as Additional Rent;

(b)	maintain landscaping on grounds outside the Premises which are within Landlord’s control; and

(c)
install a sign at Tenant’s sole expense bearing Tenant’s name on the common marquee and thereafter maintain the marquee at Landlord’s expense. (As of 10/24/03 the cost of the sign is approximately $80.00. This shall apply only if tenant chooses to have a sign on the marquee.)

ARTICLE VI  CARE OF PREMISES AND OBLIGATIONS OF TENANT

6.1	Tenant shall:

(a)
promptly pay all charges and deposits for all electricity, gas, and telephone utilities supplied to the Premises. If the Premises are not separately metered, Landlord may charge Tenant a pro rata share of electricity, and gas, based on the percentage Tenant’s Leased Floor Space bears to total occupied floor space in the Business Park served on the same meter.

(b)	maintain and keep the Premises and fixtures thereon and therein in good repair, subject only to reasonable wear and tear, including, but not limited to, the following:

(1)
the interior of the Premises, including walls, floors, and ceilings, mechanical and electrical systems, lighting, plumbing and (subject to (c), below) the heating and air conditioning systems (“HVAC”);

(2)	all windows and doors, including frames, glass, molding, and hardware;

(3)	all other repairs to the Premises made necessary by Tenant’s failure to comply with Tenant’s obligations in this Lease; and

(4)

(c)
maintain the HVAC systems in accordance with procedures prescribed by the manufacturer (change filters every 30 days), at Tenant’s expense, if Tenant fails to change filters and damage occurs to HVAC, Tenant will be responsible for repairs. If damage is not caused by Tenant’s negligence in changing the filters, Landlord will incur the expense to repair HVAC.

(d)
not cause or permit undue weight to be placed on the Premises, Building, and/or Business Park, including but not limited to driveways, parking areas or Leased Floor Space facilities in excess of the load per square foot that such facility was designed to carry and may be allowed by law. Tenant shall be responsible for the cost of repairs for damage caused by Tenant’s placement of undue and excessive weight on said facilities and said repair costs shall be deemed Additional Rent under this Lease; (pictures, diplomas and clocks are acceptable items to be placed on the walls)

(e)	not cause or permit the installation of any attachments or fixtures on walls, structure, or load-bearing supports; and

(f)
quit and surrender the Premises at the end or other termination of the term hereof broom clean and in at least as good condition as the Premises were in when delivered to Tenant, ordinary wear and tear, destruction by fire or elements, destruction by casualty not due to any act of negligence of Tenant or caused beyond the reasonable control of the Tenant excepted. Tenant shall, upon the discovery of any defect in or injury to the Premises, or any need of repairs, promptly report the same to Landlord in writing, specifying such defects, which shall be repaired by Landlord if expressly required to do so by this Lease; and

(g)
keep the Premises and sidewalks, service-ways and loading areas adjacent to the Premises neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage within the Premises, arranging for the regular pick-up of such trash and garbage at Tenant’s expense. If the Landlord makes provision for common pick-up of trash and garbage within the Business Park, Tenant will utilize the said service, and Landlord may charge Tenant a pro rata share of the charges therefor based on the percentage Tenant’s Leased Floor Space bears to total occupied floor space in the Business Park served on the same invoice. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord.

ARTICLE VII  INDEMNIFICATION

7.1
Tenant Indemnity. Tenant agrees to indemnify and save harmless Landlord and its affiliated companies and their agents, servants, directors, officers, and employees (collectively, the “Indemnities”) from and against any and all liabilities, damages, claims, suits, costs (including court costs, attorneys’ fees, and costs of investigation), and actions of any kind arising or alleged to arise by reason of injury to or death of any person or damage to or loss of property occurring on, in, or about the Premises or by reason of any other claim whatsoever of any person or party occasioned or alleged to be occasioned in whole or in part by any act or omission on the part of Tenant or any invitee, licensee, employee, director, officer, servant, contractor, subcontractor, or tenant of Tenant, or by any breach, violation, or nonperformance of any covenant of Tenant under this Lease. If any action or proceeding shall be brought by or against any Indemnities in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant’s expense, by or through attorneys reasonably satisfactory to Landlord. The provisions of this paragraph shall apply to all activities of Tenant with respect to the Premises or the Building and/or Business Park, whether occurring before or after the Commencement Date and before or after the Expiration Date or other termination of this Lease. Tenant’s obligation under this paragraph shall not be limited to the limits or coverage of insurance maintained by Tenant. Tenant not responsible to the extent liabilities, damage, claims, suits, costs and action are occasioned by the negligence of Landlord, or its agents.

7.2
Landlord Indemnity. Landlord shall protect, indemnify, save and hold harmless Tenant and its agents, servants, directors, officers and employees, against and from all claims, liabilities, losses, damages, costs (including court costs, attorneys’ fees, and costs of investigation) and actions of any kind, arising or alleged to arise by reason of breach, violation, or non-performance of any covenant of Landlord under this Lease. If any action or proceeding shall be brought by or against Tenant in connection with any such liability or claim, Landlord, on notice from Tenant, shall defend such action or proceeding, at Landlord’s expense, by or through attorneys reasonably satisfactory to Tenant. The provisions of this paragraph shall apply to all activities of Landlord with respect to the Premises or the Building, whether occurring before or after the Commencement Date and before or after the Expiration Date or other termination of this Lease. Landlord’s obligations under this paragraph shall be limited to the limits or coverage of insurance maintained by Landlord or if the cause of any claim is not covered by Landlord’s insurance, then Landlord’s obligations under this paragraph shall be limited to the extent of Landlord’s interest in the Building.

7.3	Tenant’s Hazardous Materials Indemnity. The following terms shall have the following meanings:

“Hazardous Materials” shall mean any substance the presence of which on the Premises is regulated by any Governmental Requirements, including but not limited to (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (45 U.S.C. Section 6901 et seq.), as amended from time to time, and any regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. section 9601 et seq.) (“CERCLA” or “SuperFund”), as amended from time to time, and regulations promulgated thereunder; (c) asbestos and/or asbestos-containing materials; (d) polychlorinated biphenyls; (e) any petroleum-based products; and (f) underground storage tanks, whether empty, filled or partially filled with any substance.

“Governmental Requirements” shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city or any other political subdivision in which the Premises are located and any other political subdivision, agency or instrumentality exercising jurisdiction over the Tenant or the Premises.

“Hazardous Materials Contamination” shall mean the contamination of the improvements, facilities, soil, ground water, air, or other elements on, over or under the Premises by Hazardous Materials, or the contamination of the improvements, facilities, ground water, air, or other elements on, over or under any other property as a result of Hazardous Materials at any time emanating from the Premises.

Tenant hereby indemnifies, defends and saves harmless the Landlord and all future owners of any interest in the Business Park (the “Landlord Parties”) from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fees, fines, penalties, losses, damages, expenses or costs, including but not limited to interest, court costs and attorneys’ fees incurred or suffered by the Landlord Parties or any of them (a) that is incurred or imposed based upon any Governmental Requirements and that arises out of any act or omission of the Tenant, its owners, directors, officers, employees, agents, contractors, invitees, licensees or assignees, or (b) that otherwise arises by the breach by the Tenant, the Tenant’s owners, directors, officers, employees, agents, contractors, invitees, licensees or assignees, of any representation, warranty or covenant in this section. This indemnification shall survive the termination or expiration of this Lease.

7.4
Waiver of Liability. In no event shall Landlord be liable in any manner to Tenant or any other party as the result of the acts or omissions of Tenant, Tenant’s agents, employees, contractors, or any other tenant of the Business Park. All personal property upon the Premises shall be at the risk of Tenant only and no Indemnities shall be liable for any damage thereto or theft thereof, whether or not due in whole or in part to the negligence of any Indemnities. In no event shall Tenant be liable in any manner to Landlord or any other party as the result of the acts or omissions of Landlord, Landlord’s agents, employees, contractors, or any other tenant of the Business Park.

7.5
Tenant Waiver of Subrogation. No party shall have any right or claim against any Indemnities for any property damage (whether caused by negligence or the condition of the Premises, the Building, the Business Park or any part thereof) by way of subrogation or assignment, Tenant hereby waiving and relinquishing any such right. To the extent Tenant chooses to insure this property, Tenant shall request Tenant=s insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise in favor of any Indemnities and provide a certificate of insurance verifying this waiver.

7.6
Landlord Waiver of Subrogation. Landlord hereby waives and relinquishes any right or claim against Tenant for damage to the Premises or the Building by way of subrogation or assignment, to the extent covered by insurance proceeds. Landlord shall request Landlord’s insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise in favor of Tenant and a certificate of insurance will be made available at the request of Tenant.

7.7	Tenant’s Insurance. Tenant, at Tenant’s expense, shall maintain in force during the term:

(a)
commercial general liability insurance, which shall include coverage for personal liability, independent contractors, bodily injury, death, and property damage, all on an occurrence basis with respect to the building and business carried on in or from the Premises and Tenant’s use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than $1,000,000.00 or such other amount as Landlord may reasonably require upon not less than six (6) months prior written notice, and specifically including coverage of the Tenant’s indemnity obligations in this Lease, which insurance shall include Landlord and such additional parties as may be reasonably designated by Landlord as additional named insureds and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured; and,

(b)
special form property insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than ninety (90) days prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Business Park in the Amarillo, Texas area.

7.8
Landlord’s Insurance. During the Lease Term and any extension or renewal thereof, Landlord may maintain policies of insurance covering loss or damage to the Building in which the Premises are located in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Premises and/or Building. The policies may provide protection against all perils included within the classification of special form property insurance and any other perils which Landlord deems necessary. Additionally, Landlord may maintain a commercial general liability policy of insurance in the amount of no less than $1,000,000.00 for any one occurrence or claim.

7.9
Policy Form. All insurance required to be maintained by Landlord or Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Each policy shall contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days prior written notice to Landlord of the intended change, lapse, or cancellation. Tenant shall furnish to Landlord, if and whenever requested by Landlord, certificates or other evidence acceptable to Landlord as to the insurance from time to time effected by Tenant and its renewal or continuation in force.

ARTICLE VIII  DAMAGE OR DESTRUCTION

8.1
Notice to Landlord. If the Premises or any structures or improvements on the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice of the damage or destruction to Landlord, including a description of the damage and, as far as known to Tenant, the cause of the damage.

8.2
Destruction. If the Premises are damaged by fire, tornado, or other casualty not the fault of Tenant or any person in or about the Premises with the express or implied consent of Tenant, but not to such an extent that rebuilding or repairs cannot be reasonably completed within ninety (90) working days, this Lease shall not terminate except as provided in subparagraphs (a) and (b) below:

(a)
Landlord may, at Landlord’s sole discretion and cost, elect to proceed immediately to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage or to terminate this Lease effective as of the date of the occurrence of the damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable during the period in which they are untenantable shall be adjusted equitably. In the event Landlord elects to repair and then fails to complete such rebuilding or repairs within thirty (30) working days from the date of written notification by Tenant to Landlord of the occurrence of the damage, Tenant may terminate this Lease by written notification to Landlord. Upon such notification, all rights and obligations under this Lease shall cease.

(b)
If Landlord elects not to rebuild or repair the Premises, and the Premises are untenantable in whole or in part following such damage, Tenant may elect to terminate this Lease or to continue this Lease with the Rent for the remainder of the Lease Term adjusted equitably.

ARTICLE IX  ENTRY BY LANDLORD

9.1
Entry by Landlord. Landlord may enter the Premises of the purpose of examining, inspecting and cleaning, or making repairs and additions, or exhibiting the Premises, and Tenant shall not be entitled to an abatement or reduction of Rent by reason of such entry by Landlord.

ARTICLE X  IMPROVEMENTS BY TENANT

10.1
Improvements to Premises. Tenant shall make no additions or alterations in or to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. All alterations, additions, or improvements which are made by the Tenant upon the Premises shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, or, at Landlord’s option, the Premises will be restored to their original condition at Tenant’s own cost and expense upon the termination of this Lease.

10.2
Signage. Subject to the provisions of applicable laws, Tenant, at Tenant’s sole expense, shall supply, install and maintain Tenant’s own sign on the building of a type and design as designated by the Landlord and defined in Exhibit “H” of this Lease.

10.3
Mechanics’ Liens. Tenant shall not permit any liens to attach to the Building or the Business Park for work done for or on account of Tenant, but shall only attach, if at all, to the Tenant’s rights under this Lease. Tenant shall (and Landlord may) post prominent notices during all periods of construction on the Premises that Tenant is only a tenant of the Business Park, and that Landlord and the Business Park shall have no responsibility for the payment or performance of Tenant’s work.

ARTICLE XI   PEACEABLE POSSESSION

11.1
Peaceable Possession. Landlord covenants and agrees that Tenant, on paying the Rent and other charges herein provided for, and observing and keeping the covenants, conditions, and terms of this Lease on Tenant’s part to be kept or performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of Landlord, or any person claiming under Landlord, except such portion of the Premises, if any, that shall be taken under the power of the eminent domain.

ARTICLE XII  ENFORCEMENT RIGHTS

12.1	Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease:

(a)	Tenant shall fail to pay when due any installment of Rent or any other payment required pursuant to this Lease;

(b)
Tenant shall fail to comply with any term, provision, or covenant of this Lease, which is curable by Tenant, other than the payment of Rent or other monetary payment required pursuant to this Lease, and Tenant has failed to cure within thirty (30) days after receipt of written notice;

(c)
Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that Tenant cannot meet Tenant’s financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors;

(d)	Tenant shall do or permit to be done any act which results in a lien being filed against the Premises, the Building, the Business Park, and/or any project of which the Premises are a part; or

(e)	Tenant shall assign the Lease or sublet the Premises without Landlord’s prior written consent.

12.2
Remedies for Tenant’s Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand:

(a)
Landlord may enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of Tenant and receive directly the Rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any legal expenses, reletting expenses and or expenditures made by Landlord for reletting, remodeling or repairing in order to relet the Premises;

(b)
Landlord may enter upon the Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and perform Tenant’s obligations in order to comply with the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant’s obligations under this subparagraph (b) caused by the negligence of Landlord or otherwise;

(c)
Landlord shall have the right to invoke any remedy allowed at law or in equity. Mention in this Lease of any one particular remedy shall not preclude Landlord from pursuit of any other remedy at law or in equity; and/or

(d)
Landlord may terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in Rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this subparagraph (d), whether through inability to relet the Premises on satisfactory terms or otherwise.

Notwithstanding anything contained in this Lease to the contrary, no act or omission of Landlord shall be construed as a termination of this Lease. Landlord shall terminate this Lease only in writing by mailing or delivering to Tenant notice of such termination.

12.3
Waiver. IF LANDLORD CHANGES THE LOCKS ON THE PREMISES BECAUSE OF TENANT’S DEFAULT UNDER THIS LEASE, PURSUANT TO SECTION 93.002(f) OF THE TEXAS PROPERTY CODE OR ANY AMENDMENT THEREOF, TENANT WAIVES; (a) ANY OBLIGATION OF LANDLORD OR LANDLORD’S AGENT TO PLACE A WRITTEN NOTICE ON TENANT’S FRONT DOOR STATING THE NAME AND ADDRESS OR TELEPHONE NUMBER OF THE INDIVIDUAL OR COMPANY FROM WHICH A NEW KEY MAY BE OBTAINED; (b) THE RIGHT TO RECEIVE A NEW KEY TO THE PREMISES; AND (c) THE RIGHT TO REMOVE ANY PROPERTY IN THE PREMISES UNTIL TENANT HAS CURED ALL DEFAULTS UNDER THIS LEASE TO THE SOLE SATISFACTION OF LANDLORD.

12.4	Not a Trespass. If Landlord exercises any of Landlord’s rights or remedies provided in this Lease, Landlord shall not be liable for prosecution for trespass, or otherwise, or any claim for damages.

ARTICLE XIII  ASSIGNMENTS

13.1
Assignments by Tenant. Tenant shall not, except with the prior written consent of Landlord and the Landlord’s lender, if applicable, assign this Lease or any part of Tenant’s rights, titles, interests, and estates hereunder or allow the same to be assigned by operation of law or otherwise, or sublet the Premises or any part thereof. In event of permitted assignment or subletting by Tenant, Tenant shall remain primarily obligated to Landlord for performance of Tenant’s covenants and obligations under this Lease.

13.2
Assignments by Landlord. Landlord may sell or dispose of all or any part of Landlord’s interest in the Premises, Building, and/or Business Park. In the event of the transfer or assignment by Landlord of its interest in the Premises, in this Lease, and in the Building containing the Premises and/or Business Park to a person expressly assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any remaining security given by Tenant to secure performance of Tenant’s obligations hereunder shall be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE XIV  ESTOPPEL CERTIFICATE

14.1
Estoppel Certificate. Tenant will, at any time and from time to time, upon not less than ten (10) days prior request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing executed by Tenant, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications) and the date to which the Rent has been paid, and either stating that to the knowledge of the signer of such certificate, no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Premises.

ARTICLE XV  SUBORDINATION AND ATTORNMENT

15.1
Subordination. This Lease and Tenant=s rights under this Lease are subject and subordinate to any deed of trust (the “Lien”), together with any renewals, extensions, modifications, consolidations, and replacements of such Lien, now or hereafter affecting or placed, charged, or enforced against the Premises or all or any portion of the Building and/or Business Park or any interest of Landlord in them or Landlord’s interest in this Lease and the leasehold estate created by this Lease. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge, and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within ten (10) days after written demand, Landlord, Landlord’s successors and assigns, will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant, coupled with an interest. Tenant, by this Paragraph 15.1, constitutes and irrevocably appoints Landlord, Landlord’s successors and assigns, as Tenant=s attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Paragraph 15.1 for and on behalf of Tenant, as provided in this Paragraph 15.1.

15.2
Attornment. Tenant agrees that if any holder of any Lien encumbering any part of the Building succeeds to Landlord’s interest in the Premises, Tenant will pay to such holder all Rents subsequently payable under this Lease. Tenant agrees that in the event of enforcement by the trustee or the beneficiary under or holder or owner of any such Lien of the remedies provided for by law or by such Lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of and attorn to successor in interest without change in the terms or provisions of this Lease. Upon request by Landlord, or such successor in interest, and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment or acknowledging the agreement to so attorn. If Tenant fails or refuses to execute, acknowledge, or deliver any such document within ten (10) days after written demand, Landlord or its successor in interest will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant, coupled with an interest. Tenant, by this Paragraph 15.2, constitutes and irrevocably appoints Landlord or its successor in interest as Tenant’s attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Paragraph 15.2 for and on behalf of Tenant, as provided in this Paragraph 15.2.

ARTICLE XVI  CONDEMNATION

16.1
Definition. The term “Condemnation Proceeding(s)” means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Tenant’s Leased Floor Space is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of taking. If in excess of twenty-five percent (25%) of the Leased Floor Space is taken, either party hereto shall have the right to terminate this Lease. Any such right of termination must be accomplished through written notice to the other party given within six (6) months after the date of taking. In all other cases, or if neither party exercises its right to terminate, this Lease shall remain in effect and the Rent payable hereunder from and after the date of taking shall be proportionately reduced.

16.2
Restoration. In the event of a partial taking, if neither party exercises any option available to it to terminate this Lease, Landlord may elect to restore the Building to a complete unit as similar under the circumstances as is reasonably possible, in design, character, and quality, to the Building as it existed before such taking or to terminate Lease effective as of the date the condemning authority or purchaser takes possession.

16.3
Condemnation Award. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant. However, nothing contained herein shall be construed to preclude Tenant from prosecuting any separate direct claim against the condemning authority in such Condemnation Proceedings for loss of business, and/or depreciation to, damage to, and/or costs of removal of and/or for the value of stock and/or trade fixtures, furniture, and other personal property belonging to Tenant. Provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award or the awards of any mortgagee.

ARTICLE XVII   DELAY IN OCCUPANCY

17.1
Delay in Occupancy. If Landlord cannot acquire or deliver possession of the Premises by the time stated herein by reason of circumstances beyond its control, Tenant waives any claim for damages due to such delay, and Landlord waives the payment of any Rent until Landlord delivers possession to Tenant.

ARTICLE XVIII  INVALID PROVISIONS

18.1
Invalid Provisions. If any clause or provision of this Lease is illegal or unenforceable under present or future laws effective during the term of this Lease, then and in that event, the remainder of this Lease shall not be affected thereby, and in lieu of such clause or provision there shall be added automatically as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

ARTICLE XIX NOTICES

19.1
Notices. Landlord may act in any manner provided in this Lease by its property manager or by any agent designated by Landlord. Whenever any notice is required or permitted hereunder or by law, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder or by law, shall be deemed to be delivered when personally delivered or, whether actually received or not, when deposited in the United States Mail, postage prepaid, certified mail, addressed to the party to be notified at the addresses shown herein or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith.

ARTICLE XX SECURITY DEPOSIT

20.1
Security Deposit. Tenant’s Security Deposit equal to one (1) month’s Rent, being due on execution hereof, shall secure the performance of the Tenant’s obligations hereunder but is not a limitation on Landlord’s recovery. No interest will be paid to Tenant on the security deposit. Landlord may place the security deposit in an interest bearing account and any interest earned will be paid the Landlord or Landlord’s representative. Tenant may not hold payment of any portion of the last month’s rent on grounds that the security deposit is security for unpaid rent. Bad faith violations may subject Tenant to liability up to three times the rent wrongfully withheld and the Landlord’s reasonable attorney’s fees.

20.2
Landlord is not obligated to return or account for the security deposit until 30 days after Tenant surrenders the Property (vacating and returning all keys and access devices) and providing Landlord a written statement of Tenant’s forwarding address.

20.3	Deductions:

•	Landlord may deduct reasonable charges from the security deposit for:

1.	Late charges;

2.	Cost of cleaning, deodorizing and repairing the Property and its contents for which Tenant is responsible;
3.	Replacing unreturned keys, garage door openers or other security devices;
4.	The removal of unauthorized locks or fixtures installed by Tenant;
5.	Insufficient light bulbs;
6.	Packing, removing and storing abandoned property;
7.	Removing abandoned or illegally parked vehicles;
8.	Attorney fees and court costs incurred in any proceeding against Tenant;
9.	Other items Tenant is responsible to pay under this Lease.

•	If deductions exceed the security deposit, Tenant will pay to Landlord the excess within ten (10) days after Landlord makes written demand.

ARTICLE XXI ENTIRETY OF LEASE

21.1
Entirety of Lease. It is expressly agreed by Tenant and Landlord, as a material consideration for the execution of this Lease, that there are, and were, no verbal representations, understandings, stipulations, agreements, or promises pertaining thereto not incorporated in writing herein, and it is likewise agreed that this Lease shall not be altered, waived, amended, or extended otherwise than as provided herein unless it is done in writing, executed by Tenant or Landlord.

ARTICLE XXII  MISCELLANEOUS

22.1
Binding Effect. The provisions of this Lease shall be binding and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors, and assigns, if permitted hereunder.

22.2
Texas Law to Apply. This Lease shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this Lease are performable in the county in which the Premises are located.

22.3
Amendment. No amendment, modification, or alteration of the terms of this Lease shall be binding unless the same is in writing, dated subsequent to the date of this Lease, and duly executed by the parties to this Lease.

22.4
Joint and Several Liability. If there is more than one Tenant, the obligations imposed upon Tenant by virtue of this Lease shall be joint and several. If there is a guarantor of Tenant’s obligations under this Lease, the obligations imposed upon Tenant shall be joint and several obligations of Tenant and the guarantor. Landlord need not first proceed against Tenant before proceeding against the guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever. Landlord’s liability hereunder shall be limited to Landlord’s equity in the fee estate of the Premises.

22.5
Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

22.6
Waiver of Default; Consent. No waiver by either party of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be waiver of any other breach of the same or any other term, condition, or covenant of this Lease. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

22.7	Time of Essence. Time is of the essence of this Lease.

22.8	Gender. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

22.9	Captions. The paragraph captions and titles are included only for convenience and shall not be used to define or construe any portion of this Lease.

22.10
Delays. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

EXHIBIT “A”

Legal Description of Business Park

Building # 21, Lot 2, Block 1, South Side Acres Unit # 6, an addition to the City of Amarillo, Randall County, Texas as filed of record in Volume 1671, Page 457 of the Deed Records of Randall County, Texas.

A-1

EXHIBIT “B”

SITE PLAN DELINEATING THE PREMISES

B-1

EXHIBIT “C”

RULES AND REGULATIONS

(1)
Any damage done to buildings, structures, ramps, parking areas, sidewalks, drives, lights, meters, and piping during loading and unloading of Tenant’s goods and merchandise shall be the responsibility of the Tenant even if this damage is caused by independent suppliers.

(2)
All garbage and refuse shall be kept in rat-proof, sealable containers as specified by the Landlord and shall be prepared for collection in the manner and at the time and places specified by the Landlord. If the Landlord shall provide or designate a service for picking up refuse and garbage, the Tenant shall use this service at the Tenant’s cost. The Tenant shall pay the cost of the removal of any of Tenant’s refuse or rubbish.

(3)
No aerial, antenna, or any other item requiring a roof penetration shall be erected on the roof or exterior walls of the Premises or Building or on the grounds without, in each instance, the prior written consent of the Landlord. Any aerial or antenna installed without prior written consent shall be subject to removal without notice at any time. The Tenant shall be responsible for the cost of any removal and/or repair to the roof penetrations caused by the Tenant or the Tenant’s agent.

(4)	No loud speakers, televisions, phonographs, radios, lights, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without prior written consent of the Landlord.

(5)
The outside areas immediately joining the Premises shall be kept clear and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and the Tenant shall not place or permit any obstructions or merchandise in these areas including doorways, vestibules and sidewalks.

(6)
The Tenant and the Tenant’s employees shall park their cars only in those portions of the parking lot designated for Tenant parking by the Landlord. The Landlord may also instruct that any abandoned, unregistered or inoperable vehicles are to be towed away under local ordinances at the vehicle owner’s full cost and liability.

(7)
The plumbing facilities shall not be used for any purpose than that for which they are constructed and no foreign substance of any kind shall be thrown or deposited therein. Any expense due to breakage, stoppage, or damage resulting from a violation of this provision shall be paid by the Tenant who shall or whose employees, agents, or invitees shall have caused it.

(8)	The Tenant shall use, at Tenant’s cost, a pest control service approved by the Landlord.

(9)	The Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Business Park.

(10)	No Tenant nor Tenant’s agents, employees, or invitees shall use the Premises for overnight sleeping or the use as a domicile.

(11)	No pets or guard dogs shall be kept at the Premises.

(12)	All outdoor storage if permitted by Landlord and by law shall be suitably screened to Landlord’s sole satisfaction.

(13)	Tenant shall not overload electrical supply or demand.

C-1

EXHIBIT “G”

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

The undersigned (whether one or more, called the “Guarantor”), as a material inducement to and in consideration of WILD PONY HOLDINGS, L.P. entering into the foregoing Office/Warehouse Lease Agreement (the “Lease”) with Amarillo Biosciences, Inc. (the “Tenant”), hereby, jointly and severally and as a primary obligor, guarantees and promises to and for the benefit of Landlord, its successors and assigns (collectively, the “Landlord”) that Guarantor shall pay and perform the provisions of the Lease that Tenant is to pay and perform.

The provisions of the Lease may be changed by agreement between Landlord and Tenant at any time, or by course or conduct, without the consent of or without any notice to Guarantor. This Guaranty shall guarantee the payment and performance of the Lease as changed. Any assignment of the Lease (as permitted by the Lease) shall not affect this Guaranty.

This Guaranty shall not be affected by Landlord’s failure or delay to enforce any of Landlord’s rights.

If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor (or any of them) or Tenant, or both, or Landlord can enforce against Guarantor (or any of them) or Tenant, or both, any rights that Landlord has under the Lease, or pursuant to Applicable Laws whether or not enforceable against Tenant, and notwithstanding any defense that may exist in favor of Tenant. If the Lease terminates, Landlord can enforce its rights against Guarantor (or any of them) without giving previous notice to Tenant or Guarantor, or without making any demand on either or any of them.

Guarantor waives the right to require Landlord to (a) proceed against Tenant or any other guarantor or obligor; (b) proceed against or exhaust any security that Landlord holds from Tenant; or (c) pursue any other remedy available at law or in equity. Guarantor hereby expressly waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

If Landlord disposes of Landlord’s interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns.

If Landlord is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorneys’ fees and costs of suit.

Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s heirs, executors, and legal representatives.

DATED this the 22nd  day of December , 2006 .

GUARANTOR:

By:
Joseph M. Cummins, Individual

G-1

EXHIBIT “H”

SIGN CRITERIA - Western Business Park, AMARILLO, TEXAS

A.	General Requirements:

1.
It is intended that signs for the office/warehouse space in the Western Business Park all have a sense of continuity, and in keeping therewith, the Landlord shall maintain complete control of all tenant signs.

2.	The wording of the signs shall be limited to office/warehouse name only.

3.	The use of symbols or logo (if directly related to the store name) will be permitted, provided the size and construction conforms exactly to the requirements specified for signs.

4.	Tenants are allowed one sign only, except tenants with frontage lengths in excess of 60 ft. are allowed two signs.

5.
Tenants shall keep their signs insured, in good conditions and in working order at all times. Any damage to signs shall be repaired within five days or the Landlord may at its option repair the sign at the tenant’s expense.

B.	Sign construction And Design:

1.
Signs are to consist up to 16” in width. A single row of letters must be a minimum of 12" in height. A double row of letters must be a minimum of 5" in height. Maximum length of sign can be up to 75% of frontage.

2.	Letters faces shall be 3/16" or thicker plexiglass secured to letter body with 3/4" plastic or metal trim molding. Molded plexiglass or approved fire resistant plastic letters may be submitted.

3.	Sizes and locations of signs must conform with those shown on a attached drawing.

4.	Exposed light sources are not permitted.

5.	All sign leads, mount brackets, etc. are to be located behind the signs. Only the signs themselves are to be visible from the front of the building.

6.	Tenants are to be responsible for the adequate mounting and stability of the sign and for maintaining the integrity of the building at all penetrations.

7.
Facade sign letters shall be mounted on a securely anchored raceway and shall be mounted on canopy fascia panels, centered vertically in fascia space. All screws, bolts, spaces, and other fastening devices shall be of non-ferrous materials. The raceway shall be painted a color that matches the existing fascia.

C.	Submittals:

1.
Office/Warehouse Drawings are to be submitted to the Landlord and written approval must be obtained before signs are fabricated or installed. Submit two copies of drawings showing elevation, copy, letter style, colors, sizes and locations; and details of materials, construction and methods of attachment, Send drawings for approval to: 4178 BUSINESS PARK DRIVE, AMARILLO, TEXAS 79110

2.
Except as hereinafter expressly provided, Tenant shall not, without Landlord’s prior written consent (a) make any changes to the office/warehouse front or (b) install any exterior lighting, decorations, painting, awning, canopies or the like or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises, excepting only dignified displays of customary type for its display windows. All signs, lettering, placards, decorations and advertising media shall confirm in all respects to the sign criteria established by Western Business Park from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape height lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times and shall be removed by Tenant upon the expiration or termination of the Lease. No portable and/or trailer signs are allowed in the Business Park.

3.	Tenant shall, within ninety (90) days after opening for business, install and thereafter continuously maintain a facia according to the provisions as outlined above.

H-1